Exhibit 99.1

FOR RELEASE:	New Hartford, New York – November 7, 2019
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226
cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES 2019 THIRD QUARTER RESULTS
AND ANNOUNCES PLANS TO ACQUIRE INDUSTRY LEADING
RESTAURANT BACKOFFICE SOFTWARE PROVIDER - RESTAURANT MAGIC

New Hartford, NY- November 7, 2019 -- PAR Technology Corporation (NYSE: PAR) ("PAR Technology" or the "Company") today announced its results for its third quarter ended September 30, 2019.

Summary of Fiscal 2019 Third Quarter and Year-to-Date Financial Results

•	Revenues were reported at $45.4 million for the third quarter of 2019, compared to $46.4 million for the same period in 2018, a 2.2% decrease.

•	GAAP net loss for the third quarter of 2019 was $5.9 million, or $0.36 loss per share, a decrease from the GAAP net loss of $16.7 million, or $1.04 loss per share reported for the same period in 2018.

•	Non-GAAP net loss for the third quarter of 2019 was $4.2 million, or $0.26 loss per share, compared to non-GAAP net loss of $1.0 million, or $0.06 loss per share, for the same period in 2018.

•	Revenues were reported at $134.3 million for the first nine months of 2019, compared to $154.6 million for the same period in 2018, a 13.1% decrease.

•
GAAP net loss for the first nine months of 2019 was $9.7 million, or $0.61 loss per share, a decrease from the GAAP net loss of $18.0 million, or $1.12 loss per share reported for the same period in 2018.

•	Non-GAAP net loss for the first nine months of 2019 was $5.9 million, or $0.37 loss per share, compared to non-GAAP net loss of $1.1 million or $0.07 loss per share, for the same period in 2018.

A reconciliation and description of non-GAAP financial measures to corresponding GAAP financial measures are included in the tables at the end of this press release.

PAR Technology also announced that its wholly owned subsidiary, ParTech, Inc., has entered into an interest purchase agreement to acquire AccSys, LLC (f/k/a AccSys, Inc. and otherwise known as Restaurant Magic ("Restaurant Magic")), a restaurant software company located in Tampa, FL and the developers of Data Central.  Data Central is a suite of cloud backoffice applications to help restaurants achieve operational and financial goals.  The purchase price of $42 million for Restaurant Magic will be financed primarily through cash and equity. The acquisition is expected to close during the fourth quarter of 2019.

Savneet Singh, PAR Technology CEO & President commented, "I am very pleased to announce that PAR has signed a definitive agreement to acquire Restaurant Magic, a leader in backoffice subscription software for enterprise restaurants.  Restaurant Magic’s software leverages business intelligence and automation technologies to decrease food costs, manage labor and improve overall customer service. This announcement today marks another significant milestone in the rapid evolution of PAR Technology.  Our Company continues to transform itself as we build out our restaurant technology solutions, led by our Brink POS software, to be the leading cloud technology provider for enterprise restaurants.  I’m extremely excited to announce the merging of two powerful entities to create the premier restaurant technology company delivering the required and critical services that are fundamentally changing how restaurants operate around the world.  Combining Restaurant Management with our leading Brink POS software will alter how enterprise restaurants communicate, access data, conduct commerce and manage their businesses across rapidly converging tech platforms."

“We are thrilled to be joining forces with PAR Technology.  Our decision to become a part of PAR was based upon our belief that by combining our companies we will provide new and stronger opportunities to our clients and employees," said Drew Peloubet, CEO of Restaurant Magic. "The goal of our company has always been to maintain continual growth for our company to better meet the needs of our customers, while fiercely protecting the investment our end users have made in deploying our backoffice software applications.  Restaurant Magic’s suite of enterprise applications and services are an excellent fit with PAR Technology’s popular restaurant technology offerings, and together will provide customers throughout the restaurant industry with the most robust set of solutions in the marketplace. The combination of PAR and Restaurant Magic will immediately create an industry leading front to backend cloud technology solution for restaurants."

Mr. Singh continued, “To report on the quarter, we continued to execute our business strategies for growth through investments in product development and acquisitions. Importantly, we’ve begun to see acceleration in Brink bookings and believe this trend will continue. This increase in bookings is primarily related to the dramatic set of changes we made earlier in the year and we expect a stronger pace of bookings in 2020.   Our purchase of 3M Company's Drive-Thru Communications Systems business has also been exceeding our expectations since we closed on the deal September 30th, leading to additional Brink POS prospects and a number of ancillary software opportunities.  In regards to our Government segment, we again reported lower comparative revenues from the same period in 2018, as we navigate funding gaps with specific ISR contract vehicles.  Although we are confident this is a timing issue that will be corrected in the coming quarters, we will manage this aggressively in the near-term.”

Highlights of the Third Quarter 2019:

-- Brink ARR* at end of Q3 '19 now totals $17.9 million - an increase of 30% and $4.1 million from end of Q3 '18

-- New store activations in Q3 totaled 630 sites

-- Active Brink sites as of October 14th - now total 9,300 restaurants (net of churn)

-- Brink bookings in Q3 '19 - 961 restaurants - a 41% increase from Q2 ‘19

-- Brink Open Orders (backlog) totaled 682 stores at end of Q3

-- Brink bookings in Q3' 19 ASP** = over $200 per month

*ARR - Run rate of annual recurring revenues - SaaS and support revenues

**ASP - Average selling price SaaS and support revenues

Conference Call.

There will be a conference call at 4:30 p.m. (Eastern) on November 7, 2019, during which the Company’s management will discuss the financial results for the third quarter ended September 30, 2019.  To participate in the call, please call 844-419-5412, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting the Company’s website at www.partech.com/about/news.  Alternatively, listeners may access an archived version of the presentation call after 7:30 p.m. on November 7, 2019 through November 14, 2019 by dialing 855-859-2056 and using conference ID 9384228.

About PAR Technology Corporation.

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol “PAR”. PAR’s Restaurant/Retail reporting segment has been a leading provider of restaurant and retail technology for more than 40 years. PAR offers management technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains. PAR products can be found in retailers, cinemas, cruise lines, stadiums, and food service companies. PAR’s Government reporting segment is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. For more information visit http://www.partech.com or connect with us on Facebook and Twitter.

Forward-Looking Statements.

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature, but rather are predictive of the Company's future operations, financial condition, business strategies and prospects. Forward-looking statements are generally identified by words such as “anticipate”, “believe,” “belief,” “continue,” “could,” “expect,” “estimate,” “intend,” “may,” “opportunity,” “plan,” “should,” “will,” “would,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategies, that are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including the risk that the transaction among the Company and Restaurant Magic, with others, does not close; uncertainties as to the timing of the closing of the transaction; potential business uncertainties relating to the transaction, including potential disruptions to the Company’s business and operational relationships; the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of integration; delays in new product development and/or product introduction; changes in customer base and product, and services demands; and prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products and services. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

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PAR TECHNOLOGY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

Assets	(unaudited) September 30, 2019	(Note 1) December 31, 2018
Current assets:
Cash and cash equivalents	$46,947	$3,485
Accounts receivable – net	28,563	26,219
Inventories – net	19,081	22,737
Asset held for sale	3,350	—
Other current assets	5,185	3,251
Total current assets	103,126	55,692
Property, plant and equipment – net	14,736	12,575
Goodwill	13,418	11,051
Intangible assets – net	13,895	10,859
Operating lease right-of-use assets	2,999	—
Other assets	4,395	4,504
Total Assets	$152,569	$94,681
Liabilities and Shareholders’ Equity
Current liabilities:
Borrowings of line of credit	$—	$7,819
Accounts payable	8,929	12,644
Accrued salaries and benefits	7,419	5,940
Accrued expenses	3,095	2,113
Operating lease liabilities - current portion	1,182	—
Customer deposits and deferred service revenue	10,823	9,851
Liability held for sale	511	—
Other current liabilities	—	2,550
Total current liabilities	31,959	40,917
Operating lease liabilities - net of current portion	1,866	—
Deferred revenue – noncurrent	4,148	4,407
Long-term debt	60,137	—
Other long-term liabilities	3,903	3,411
Total liabilities	102,013	48,735
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	—	—
Common stock, $.02 par value, 29,000,000 shares authorized; 18,053,477 and 17,879,761 shares issued, 16,345,368 and 16,171,652 outstanding at September 30, 2019 and December 31, 2018, respectively	362	357
Capital in excess of par value	64,832	50,251
(Accumulated deficit) retained earnings	(4,313)	5,427
Accumulated other comprehensive loss	(4,489)	(4,253)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	50,556	45,946
Total Liabilities and Shareholders’ Equity	$152,569	$94,681

See notes to unaudited interim consolidated financial statements included in the Quarterly Report on Form 10-Q.

Note 1 - The balance sheet at December 31, 2018 has been derived from the Company’s audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. For further information, please refer to the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the U.S. Securities and Exchange Commission (“SEC”).

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenues:
Product	$15,904	$15,451	$46,149	$62,658
Service	13,937	13,475	41,514	40,615
Contract	15,539	17,436	46,646	51,321
	45,380	46,362	134,309	154,594
Costs of sales:
Product	12,259	12,065	34,912	46,844
Service	9,241	10,248	29,144	30,000
Contract	14,643	15,511	42,679	46,005
	36,143	37,824	106,735	122,849
Gross margin	9,237	8,538	27,574	31,745
Operating expenses:
Selling, general and administrative	9,539	7,967	27,162	25,587
Research and development	3,448	2,992	9,233	9,082
Amortization of identifiable intangible assets	241	241	724	724
	13,228	11,200	37,119	35,393
Operating loss	(3,991)	(2,662)	(9,545)	(3,648)
Other (expense) income, net	(401)	455	(1,205)	120
Interest expense, net	(1,588)	(142)	(2,978)	(261)
Loss before benefit from (provision for) income taxes	(5,980)	(2,349)	(13,728)	(3,789)
Benefit from (provision for) income taxes	78	(14,355)	3,988	(14,170)
Net loss	$(5,902)	$(16,704)	$(9,740)	$(17,959)
Basic Earnings per Share:
Net loss	$(0.36)	$(1.04)	$(0.61)	$(1.12)
Diluted Earnings per Share:
Net loss	$(0.36)	$(1.04)	$(0.61)	$(1.12)
Weighted average shares outstanding
Basic	16,300	16,071	16,086	16,033
Diluted	16,300	16,071	16,086	16,033

See notes to unaudited interim consolidated financial statements included in the Quarterly Report on Form 10-Q

  PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share and per share data)
(Unaudited)

	For the three months ended September 30, 2019			For the three months ended September 30, 2018
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)
Net revenues	$45,380	$—	$45,380	$46,362	$—	$46,362
Costs of sales	36,143	207	35,936	37,824	—	37,824
Gross margin	9,237	207	9,444	8,538	—	8,538
Operating Expenses:
Selling, general and administrative	9,539	1,091	8,448	7,967	785	7,182
Research and development	3,448	—	3,448	2,992	—	2,992
Acquisition amortization	241	241	—	241	241	—
Total operating expenses	13,228	1,332	11,896	11,200	1,026	10,174
Operating (loss) income	(3,991)	1,539	(2,452)	(2,662)	1,026	(1,636)
Other (expense) income, net	(401)	—	(401)	455	—	455
Interest (expense) income, net	(1,588)	706	(882)	(142)	—	(142)
(Loss) income before benefit from (provision for) income taxes	(5,980)	2,245	(3,735)	(2,349)	1,026	(1,323)
Benefit from (provision for) income taxes	78	(539)	(461)	(14,355)	14,648	293
Net loss	$(5,902)		$(4,196)	$(16,704)		$(1,030)
Loss per diluted share	$(0.36)		$(0.26)	$(1.04)		$(0.06)

About Non-GAAP Financial Measures

The Company reports its financial results in accordance with GAAP.  However, non-GAAP adjusted financial measures, as set forth in the reconciliation table above, are provided because management uses these non-GAAP financial measures in evaluating the results of the Company's continuing operations and believes this information provides investors supplemental insight into underlying business trends and operating results. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP.

The Company's results of operations are impacted by certain non-recurring charges, including equity based compensation, acquisition and divestiture related expenditures, expense related to the internal investigation into conduct in China and Singapore (the "China/Singapore internal investigation"), and other non-recurring charges that may not be indicative of the Company’s financial performance. Management believes that adjusting its operating expenses, operating loss, net loss and diluted loss per share to remove non-recurring charges provides a useful perspective with respect to the Company's operating results and provides supplemental information to both management and investors by removing items that are difficult to predict and are often unanticipated.  While the Company believes the adjustments provide a useful comparison, the reconciliations of non-GAAP financial measures to corresponding GAAP measures should be carefully evaluated.

During the third quarter of 2019, the Company recorded approximately $207,000 of expenses related to the expected sale of its SureCheck product group within the Company's Restaurant/Retail reporting segment. This represents approximately $217,000 included in costs of sales related to a reserve for inventory and an approximately $10,000 decrease in costs of service related to the impairment of intangible assets for the SureCheck product group. The Company recorded approximately $105,000 of expenses related to the Company's continued cooperation with the Singapore authorities in connection with the findings of the completed China/Singapore internal investigation. Additionally, approximately $986,000 of equity based compensation charges were recorded during the third quarter of 2019. The Company recognized amortization of acquired intangible assets of approximately $241,000 related to the Company’s 2014 acquisition of Brink Software, Inc. (the "Brink Acquisition"). The provision for income tax was netted down by a 24%, or approximately $539,000, tax impact from non-GAAP adjustments. Further, the Company recognized approximately $706,000 accretion of interest related to the Company's 4.5% Convertible Senior Notes due 2024 (the "Notes").

During the third quarter of 2018, the Company recorded $305,000 of selling, general and administrative expenses related to the internal investigation into conduct at the Company's China and Singapore offices and the SEC subpoena. Additionally, $323,000 of equity based compensation charges were recorded during the third quarter of 2018. There were $157,000 of severance expenses recorded in the third quarter. The Company recognized amortization of acquired intangible assets of $241,000 related to the Brink Acquisition and recorded a one-time $14,894,000 valuation allowance to reduce the carrying value of its deferred tax assets pursuant to FASB ASC 740. The valuation allowance was offset by $0.3 million or 24% representing the tax impact of non-GAAP adjustments.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share and per share data)
(Unaudited)

	For the nine months ended September 30, 2019			For the nine months ended September 30, 2018
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)
Net revenues	$134,309	$—	$134,309	$154,594	$—	$154,594
Costs of sales	106,735	1,719	105,016	122,849	—	122,849
Gross margin	27,574	1,719	29,293	31,745	—	31,745
Operating Expenses:
Selling, general and administrative	27,162	2,549	24,613	25,587	1,904	23,683
Research and development	9,233	108	9,125	9,082	—	9,082
Acquisition amortization	724	724	—	724	724	—
Total operating expenses	37,119	3,381	33,738	35,393	2,628	32,765
Operating (loss) income	(9,545)	5,100	(4,445)	(3,648)	2,628	(1,020)
Other (expense) income, net	(1,205)	—	(1,205)	120	—	120
Interest (expense) income, net	(2,978)	1,279	(1,699)	(261)	—	(261)
(Loss) income before benefit from (provision for) income taxes	(13,728)	6,379	(7,349)	(3,789)	2,628	(1,161)
Benefit from (provision for) income taxes	3,988	(2,534)	1,454	(14,170)	14,264	94
Net loss	$(9,740)		$(5,895)	$(17,959)		$(1,067)
Loss per diluted share	$(0.61)		$(0.37)	$(1.12)		$(0.07)

During the nine months ended  September 30, 2019, the Company recorded $1,576,000 of expenses related to the expected sale of its SureCheck product group within the Company's Restaurant/Retail reporting segment, this represents $798,000 related to reserve for inventory and $778,000 in costs of service related to impairment of intangible assets for the SureCheck product group. The Company recorded $395,000 of expenses related to the China/Singapore internal investigation and severance expenses of $143,000 in cost of sales and $316,000 in selling, general and administrative expenses and $108,000 in research and development expenses. Additionally, $1,838,000 of equity based compensation charges were recorded during the nine months ended  September 30, 2019. The Company recognized amortization of acquired intangible assets of $724,000 related to the Brink Acquisition. The provision for income tax was netted down by a 24%, or $1,531,000, tax impact from non-GAAP adjustments as well as a $4,065,000 tax benefit relating to the sale of the Notes. Further, the Company recognized $1,279,000 accretion of interest related to the Notes.

During the nine months ended September 30, 2018, the Company recorded $916,000 of selling, general and administrative expenses related to the internal investigation into conduct at the Company's China and Singapore offices and the SEC subpoena. Additionally, $754,000 of equity based compensation charges were recorded during the first nine months of 2018. There were $234,000 of severance expenses recorded in the first nine months of 2018. The Company recognized amortization of acquired intangible assets of $724,000 related to the Brink Acquisition and recorded a one-time $14,894,000 valuation allowance to reduce the carrying value of its deferred tax assets pursuant to FASB ASC 740. The valuation allowance was offset by $0.6 million or 24% representing the tax impact of non-GAAP adjustments.